                                                                   Exhibit 10.78

                         AMENDMENT NO. 7 TO AMENDED AND
                         ------------------------------
               RESTATED LOAN AGREEMENT, LIMITED WAIVER AND CONSENT
               ---------------------------------------------------

     AMENDMENT NO. 7 TO AMENDED AND RESTATED LOAN AGREEMENT, LIMITED WAIVER AND CONSENT dated as of April 1, 2002 (this "Amendment"), by and among MEDALLION
                                         ---------
FUNDING CORP., a New York corporation ("Borrower"), the lending institutions
                                        --------
that are listed on the signature pages hereto, FLEET NATIONAL BANK (f/k/a Fleet Bank, National Association), as a Bank ("Fleet"), as Swing Line Lender (the
                                         -----
"Swing Line Lender"), as Arranger and as Agent for the Banks (including any
 -----------------
successor, the "Agent"), amending the Loan Agreement (as defined below).

     WHEREAS, the Borrower, the banks and other lending institutions that from time to time are signatories thereto (including Assignees, collectively, the "Banks" and individually, a "Bank"), the Agent and the Swing Line Lender are
                             ----
parties to an Amended and Restated Loan Agreement dated as of December 24, 1997 (as amended and in effect from time to time, the "Loan Agreement", capitalized
                                                  --------------
terms defined therein having the same meanings herein as therein), pursuant to which the Banks have extended credit to the Borrower on the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower, the Banks, the Agent and the Swing Line Lender entered into Amendment No. 6 as of December 31, 2001;

     WHEREAS, the provisions set forth in Section 45(b) of Amendment No. 6 could not become effective until certain waivers and consents were given by the Senior Note Holders;

     WHEREAS, as a condition precedent to the Senior Note Holders granting such waivers and consents the Senior Note Holders have requested certain amendments to the Note Purchase Agreements and the Borrower has agreed to such amendments;

     WHEREAS, the Banks, the Agent and the Swing Line Lender have requested similar amendments to the Loan Agreement and the Borrower has agreed to such amendments; and

     WHEREAS, upon the effectiveness of the amendment to the Note Purchase Agreements concurrently with the amendment to the Loan Agreement contemplated herein, the Senior Note Holders shall provide the consents and waivers required by Amendment No. 6 and this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

     1. Amendments to Definitions. Section 1.1 of the Loan Agreement is hereby
        -------------------------
amended by:

     (a) deleting the following definitions in their entirety, and substituting in lieu thereof the following new definitions:

          "Applicable LIBO Margin" shall mean, (a) for the period commencing
           ----------------------
     with the Amendment No. 7 Effective Date and ending May 31, 2002, for any Payment Period during such period, the respective rates indicated below for Revolving Credit Loans and Term Loans which are LIBO Rate Loans opposite the applicable Pricing Level indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):

     Pricing Level             Applicable LIBO Margin
     -------------             ----------------------
                                 (percent per annum)

           1                          2.45%

           2                          2.70%

           3                          2.95%

     (b) for the period commencing with June 1, 2002 and ending August 31, 2002, for any Payment Period during such period, the Applicable LIBO Margin shall increase by an additional 50 basis points at each Pricing Level, (c) for the period commencing with September 1, 2002 and ending November 30, 2002, for any Payment Period during such period, the Applicable LIBO Margin shall increase by an additional 50 basis points at each Pricing Level, (d) for the period commencing with December 1, 2002 and ending February 28, 2003, for any Payment Period during such period, the Applicable LIBO Margin shall increase by an additional 50 basis points at each Pricing Level, (e) for the period commencing with March 1, 2003 and ending May 31, 2003, for any Payment Period during such period, the Applicable LIBO Margin shall increase by an additional 50 basis points at each Pricing Level, and (f) for the period commencing with June 1, 2003 and thereafter, for any Payment Period during such period, the Applicable LIBO Margin shall increase by an additional 50 basis points at each Pricing Level.

          Subject to and in accordance with the final paragraph of this definition, the Applicable LIBO Margin shall be effective as of the first date of each Payment Period (or in the circumstances described in the final paragraph of this definition, such portion of a Payment Period).

          Anything in this Agreement to the contrary notwithstanding, the Applicable LIBO Margin for a Payment Period shall be the highest rate provided for above if the certificate of the Borrower shall not be delivered when required by Section 6.1(f) hereof with respect to the portion of such Payment Period to which such certificate relates.

          "Applicable Prime Rate Margin" shall mean, (a) for the period
           ----------------------------
     commencing with the Amendment No. 7 Effective Date and ending May 31, 2002, for any Payment Period during such period, the respective rates indicated below for Revolving Credit Loans and Term Loans which are Prime Rate Loans opposite the applicable Pricing Level indicated below for such Payment Period (or as provided in the final sentence of this definition, for part of a Payment Period):

     Pricing Level             Applicable Prime Rate Margin
     -------------             ----------------------------
                                    (percent per annum)

           1                              1.00%

           2                              1.50%

           3                              2.00%

     (b) for the period commencing June 1, 2002 and ending August 31, 2002, for any Payment Period during such period, the Applicable Prime Rate Margin shall increase by 50 basis points at each Pricing Level, (c) for the period commencing with September 1, 2002 and ending November 30, 2002, for any Payment Period during such period, the Applicable Prime Rate Margin shall increase by an additional 50 basis points at each Pricing Level, (d) for the period commencing with December 1, 2002 and ending February 28, 2003, for any Payment Period during such period, the Applicable Prime Rate Margin shall increase by an additional 50 basis points at each Pricing Level, (e) for the period commencing with March 1, 2003 and ending May 31, 2003, for any Payment Period during such period, the Applicable Prime Rate Margin shall increase by an additional 50 basis points at each Pricing Level, and
     (f) for the period commencing with June 1, 2003 and thereafter, for any Payment Period during such period, the Applicable Prime Rate Margin shall increase by an additional 50 basis points at each Pricing Level.

          Subject to and in accordance with the final sentence of this definition, the Applicable Prime Rate Margin shall be effective as of the first date of each Payment Period (or in the circumstances described in the final sentence of this definition, such portion of a Payment Period). Anything in this Agreement to the contrary notwithstanding, in the event that the certificate of the Borrower required by Section 6.1(f) hereof shall not be delivered when required by such Section 6.1(f), the Applicable Prime Rate Margin for a Payment Period shall be the highest rate provided for in the table above until such time as such certificate is actually delivered.

          "Eligibility Requirements" with respect to any Loan, shall mean the
           ------------------------
     following requirements:

          (a) such Loan is made to, and is a recourse obligation of, the Person to whom such Loan is made;

          (b) such Loan is a Medallion Loan or an Eligible Commercial Loan;

          (c) such Loan is in compliance with the SBI Act and all SBA Regulations promulgated thereunder and, after giving effect to such Loan, the Borrower and its business and operations, taken as a whole, are in compliance with the SBI Act and all SBA Regulations promulgated thereunder;

          (d) such Loan is pledged in accordance with Section 2.1 of the Borrower Security Agreement;

          (e) the representations, warranties and covenants contained in Section
     4.1 of the Borrower Security Agreement are true and correct, and have been complied with, with respect to such Loan;

          (f) the Agent, on behalf of the Banks, has a perfected, first priority security interest in such Loan, subject to the terms of the Intercreditor Agreement;

          (g) the monetary terms, payment terms, financial covenants, negative covenants and any other material terms governing such Loan have not been amended, modified or waived more than once in any 12-month period on account of the Person to whom such Loan was made being unable to comply (for whatever reason) with such terms; and

          (h) such Loan, if a Medallion Loan originated after March 21, 2002, is in accordance with the written and approved loan policies of the Borrower (revised as described in Section 6.17 hereof) in effect as of the Amendment No. 7 Effective Date.

          "Eligible Commercial Loan" shall mean the Permitted Commercial Loan
           ------------------------
     and any other Commercial Loan that satisfies the Eligibility Requirements and (a) that is secured by Eligible Real Estate, Eligible Equipment, Eligible Inventory or Eligible Receivables, (b) that is made to a Person that is an ongoing business concern, and (c) that, as of March 3, 2002, qualified for inclusion in the Borrowing Base, provided that, in each case,
                                                    --------
     (x) the Commercial Loan is made to a Person that is operating as a going concern at all times and (y) the monetary terms, payment terms, financial covenants, negative covenants and any other material terms governing the Commercial Loan are not amended, modified or waived after March 3, 2002 on account of the Person to whom such Loan was made being unable to comply (for whatever reason) with the original terms.

          "Senior Notes" shall mean (i) the Senior Secured Notes, Series A, due
           ------------
     June 30, 2003, in a maximum principal amount of $22,500,000 and (ii) the Senior Secured Notes, Series B, due June 30, 2003, in a maximum principal amount of $22,500,000, issued by the Borrower pursuant to the Note Purchase Agreements.

     (b) inserting the text "(for which payment has not at the time been made in its entirety)" immediately following the word "caps" in clause (i) of the definition of "Indebtedness";

     (c) deleting the parenthetical in clause (i) of the definition of "Restricted Payment" in its entirety;

     (d) deleting the text ", plus (iv) for the purposes of calculating EBIT of
                              ----
the Borrower in Section 7.5 hereof for the fiscal quarter ending March 31, 2002, extraordinary non-recurring charges related to professional fees as further described on Schedule V hereto, provided that the aggregate of such charges
             -------- -         --------
shall not exceed $538,000" in the definition of "EBIT" in its entirety;

     and (e) inserting the following new definitions in proper alphabetical order therein:

          "Amendment No. 7" shall mean Amendment No. 7 to Amended and Restated
           ---------------
     Loan Agreement dated as of April 1, 2002 among the Borrower, the Agent, the Swing Line Lender and the Banks.

          "Amendment No. 7 Effective Date" shall mean the "Effective Date", as
           ------------------------------
     defined in Amendment No. 7.

          "Budget" shall have the meaning set forth in Section 6.1(k)(ii)(B)
           ------
     hereof.

          "Monthly Permitted Asset Sales" shall have the meaning set forth in
           -----------------------------
     Section 2.5(b)(ii) hereof.

          "Permitted Commercial Loan" shall mean the Commercial Loan made by the
           -------------------------
     Company to Route 110 Service Corp. and 516 Realty Corp. with an outstanding principal amount of no greater than $450,000 as of or after the Amendment No. 7 Effective Date.

     2. Amendment of Section 2.2 of the Loan Agreement. Section 2.2 of the Loan
        ----------------------------------------------
Agreement is hereby amended by deleting the words "second anniversary" in
Section 2.2(b)(iii)(A) thereof and substituting the words "first anniversary" in lieu thereof.

     3. Amendment of Section 2.5 of the Loan Agreement. Section 2.5 of the Loan
        ----------------------------------------------
Agreement is hereby amended by:

     (a) deleting Section 2.5(b) in its entirety and substituting in lieu thereof the following new Section 2.5(b):

          "(b) Mandatory Prepayment of Term Loans.
               ----------------------------------

               (i) Principal on each Term Loan shall be repaid in equal monthly installments in an amount sufficient to amortize such Term Loan over a twenty-four month period, with a final payment on Maturity in an amount equal to the unpaid balance of the Term Loan. Such payments (the "Principal Payments") shall be paid by Borrower to the Agent on
                ------------------
          the last day of each month during which such Term Loan is outstanding. Any prepayments of principal on any Term Loan pursuant to Sections 2.5(a) and (c) hereof shall not reduce the amount of each monthly Principal Payment. Except as otherwise provided by clause (ii) hereof, any prepayments of principal on the Term Loans pursuant to Sections 2.5(a) and (c) hereof shall be applied against the monthly Principal Payments in inverse order of the dates on which such Principal Payments are to be made.

               (ii) Up to seventy-five percent (75%) of the Net Cash Proceeds received with respect to sales of assets otherwise permitted by the terms of this Agreement for each calendar month for the period commencing with June 1, 2002 and ending with January 31, 2003, in an aggregate principal amount equal to the amount necessary to result in Net Cash Proceeds of not more than $10,667,000 for such calendar month ("Monthly Permitted Asset Sales"), may, at the option of the Borrower, be applied to scheduled amortization payments and concurrent principal payments to the Senior Note Holders in direct order of maturity, with the remainder of such Net Cash Proceeds, and all other Net Cash Proceeds received with respect to sales of assets, to be applied to scheduled amortization payments and concurrent principal payments to the Senior Note Holders in inverse order of maturity."

     (b) inserting the text "other than sales permitted by Section 8.3(f)(v) and" immediately after the first open parenthesis ("(") in Section 2.5(e)(iii) thereof;

     (c) inserting the following new sentence immediately after the last sentence of Section 2.5(e)(iii): "The foregoing paragraph shall not apply to up to seventy-five percent (75%) of the Net Cash Proceeds received with respect to Monthly Permitted Asset Sales to the extent such Net Cash Proceeds are applied to make a Principal Payment to the Banks in accordance with Section 2.5(b)(ii) hereof or a concurrent principal payment to the Senior Note Holders pursuant to
Section 8.5(c) hereof during the period commencing June 1, 2002 and ending January 31, 2003."

     (d) deleting the words "fiscal quarter" and replacing them with the text "fiscal quarter or fiscal year, as applicable," in both instances in Section 2.5(e)(iv) thereof;

     and (e) deleting Section 2.5(e)(v) in its entirety and substituting in lieu thereof the following new Sections 2.5(e)(v) and (vi):

          "(v) With respect to all payments pursuant to subsections (i) through
     (iv) above and (vi) below, each such payment shall be applied first, to outstanding Swing Line Loans, second, to outstanding Prime Rate Loans of the Borrower, whether Revolving Credit Loans or Term Loans, in accordance with the provisions of Section 2.5(d) hereof, and third, to outstanding LIBO Rate Loans of the Borrower, whether Revolving Credit Loans or Term Loans, in accordance with the provisions of Section 2.5(d) hereof, with any prepayment of LIBO Rate Loans being subject to Section 2.11 hereof; provided, however, that the Borrower may request to avoid such breakage
     --------  -------
     costs (with the determination as to whether to agree with such request being made by the Agent in its sole discretion) that one or more such payments be made by providing to the Agent cash in an amount sufficient to cash collateralize such LIBO Rate Loans (with the Borrower not to be deemed to have paid such LIBO Rate Loans until such cash has been applied to such LIBO Rate Loans) and otherwise in accordance with Section 2.B.1.3(b) hereof. Each payment pursuant to this Section

     2.5(e) shall be applied pro rata among the Banks in proportion to their
                             --- ----
     Percentages, and, with respect to payments made pursuant to Section 2.5(e)(i), Section 2.5(e)(ii), Section 2.5(e)(iii), Section 2.5(e)(iv) and
     Section 2.5(e)(vi) hereof, with the Revolving Credit Commitment of any Bank whose Revolving Credit Commitment is not $0 being irrevocably reduced by an amount equal to the amount of the repayment made to it pursuant to this
     Section 2.5(e) and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments (if any) being made in accordance with the requirements of this Section 2.5(e).

          (vi) On May 15, 2002, upon the Borrower's receipt of the cash payment necessary to reduce its intercompany account with the Parent to $0, the Borrower shall repay (1) outstanding Bank Loans (and with the Revolving Credit Commitment of each Bank being irrevocably reduced by an amount equal to the amount of the repayment to be made to it pursuant to this Section 2.5(e)(vi) and in accordance with the terms of Section 2.5(e)(v) hereof, and the Aggregate Revolving Credit Commitment being irrevocably reduced by an aggregate amount equal to the sum of the reductions of individual Revolving Credit Commitments required to be made by this parenthetical), and (2) the principal amounts outstanding under the Senior Notes, in an amount equal to one hundred percent (100%) of such payment, with such payment being allocated among the Banks, the Swing Line Lender, the Agent and the Senior Noteholders on a pro rata basis in accordance with the
                                     --- ----
     provisions of Section 5 of the Intercreditor Agreement."

     4. Amendment of Section 3.1 of the Loan Agreement. Section 3.1 of the Loan
        ----------------------------------------------
Agreement is hereby amended by (a) relettering the current Section 3.1(f) as
Section 3.1(g), and (b) inserting the following new Section 3.1(f) in proper alphabetical order therein:

          "(f) Supplemental Fee. Without limiting the provisions of Section 9.1
               ----------------
     hereof, the Borrower agrees to pay to the Agent, for the pro rata account
                                                              --- ----
     of each Bank and each Senior Note Holder (based on each Bank's and each Senior Note Holder's Pro Rata Share (as defined in the Intercreditor Agreement)), on the last Business Day of each calendar month (commencing June 30, 2002) for the Supplemental Fee accrued during such calendar month, a supplemental fee of $25,000, which fee shall increase by $25,000 from the immediately preceding amount on the first day of each calendar month, for the period commencing June 1, 2002 and ending January 31, 2003 (the "Supplemental Fee"). For purposes hereof, consecutive Business Days shall
      ----------------
     mean one Business Day following another Business Day, with intervening Saturdays, Sundays and holidays excluded. The Borrower authorizes the Agent to deduct the Supplemental Fee from the Operating Account on the last Business Day of each calendar month for any Supplemental Fee accrued during such calendar month."

     5. Amendment of Section 6.1 of the Loan Agreement. Section 6 of the Loan
        ----------------------------------------------
Agreement is hereby amended by deleting Section 6.1(k) in its entirety and substituting the following new Section 6.1(k) in lieu thereof:

     "(k) not later than (i) fifteen (15) Business Days after the last day of each calendar month, monthly underwater reports with respect to all Medallion Loans, monthly loan loss reserve reports, monthly delinquency reports, monthly portfolio aging reports, and monthly charge off reports, in each case in form and scope acceptable to the Agent, (ii) such reports are delivered to the Senior Note Holders, (A) any reports prepared by Nightingale & Associates LLC (to the extent received by the Borrower), (B) an itemized 13-week cash flow forecast (each such forecast a "Budget") in the form required to be delivered to the Senior Note Holders pursuant to
     Section 7.1(i)(i) of the Note Purchase Agreements, (C) a Budget variance report for the prior week, in the form required to be delivered to the Senior Note Holders pursuant to Section 7.1(i)(ii) of the Note Purchase Agreements, (D) weekly reports on the status of asset sales required pursuant to Section 9.13 of the Note Purchase Agreements and weekly reports on the status of refinancing the Senior Debt, (E) a listing of Loans underwritten or rewritten in the prior week in the form required to be delivered to the Senior Note Holders pursuant to Section 7.1(j)(vi) of the Note Purchase Agreements and (F) an intercompany receivable report for the prior month and an accounts receivable reconciliation report for the prior month in the form required to be delivered to the Senior Note Holders pursuant to Section 7.1(j)(vii) of the Note Purchase Agreements, (iii) within one (1) Business Day after the Amendment No. 7 Effective Date, a copy of the Borrower's audit report for the fiscal year ending December 31, 2001, prepared by Arthur Andersen LLP, together with any management letters issued in connection therewith, which audit report and management letters shall not contain any exceptions or going concern qualifications, and (iv) promptly after receipt thereof, all non-confidential proposals, indication letters or commitment letters provided by potential refinancing sources for the Borrower, the Parent or MBC, provided that the applicable Person shall
                                      --------
     use reasonable best efforts to obtain an exception to any confidentiality requirements in order to be able to provide copies of such proposals and letters to the Agent;".

     6. Amendment of Section 6.17 of the Loan Agreement. Section 6.17 of the
        -----------------------------------------------
Loan Agreement is hereby amended by inserting the following new sentence immediately after the first sentence in Section 6.17:

          "On the Amendment No. 7 Effective Date, the Borrower shall provide to the Agent and each Bank a copy of its revised operative credit policy manual, which revisions shall include provisions requiring that each Medallion Loan originated shall have a maximum loan to value ratio on primary Medallion collateral, excluding any third-party side collateral or cross-collateralization, of eighty percent (80%), instead of the current seventy-five percent (75%)."

     7. Amendment of Article 6 of the Loan Agreement. Article 6 of the Loan
        --------------------------------------------
Agreement is hereby amended by inserting the following new Section 6.23 in proper numerical order therein:

          "Section 6.23. Excess Cash Flow Sweep. The Agent, the Required Banks,
                         ----------------------
     the requisite Senior Note Holders and the Borrower shall commence negotiations no later than September 15, 2002 concerning a periodic sweep of "excess cash flow"

     (with the frequency of such sweep and the definition of "excess cash flow" to be acceptable to the Agent, the Required Banks, the requisite Senior Note Holders and the Borrower), which excess cash flow sweep shall be implemented no later than November 1, 2002. Any excess cash flow shall be applied pro rata to permanently reduce outstanding principal of the Senior
             --- ----
     Notes and the Aggregate Revolving Credit Commitment in accordance with
     Section 5 of the Intercreditor Agreement."

     8. Amendment of Section 7.5 of the Loan Agreement. Section 7.5 of the Loan
        ----------------------------------------------
Agreement is hereby amended by adding the following new paragraph immediately at the end of the current Section 7.5:

     "For purposes of calculating this covenant with respect to all fiscal quarters commencing on or after January 1, 2002, (i) to the extent expensed in the applicable period and deducted from EBIT for the applicable period, the professional fees listed on Schedule V shall be added to EBIT
                                     ----------
     (otherwise determined in accordance with this Agreement), and (ii) each of the following shall be deducted from Interest Expense (otherwise determined in accordance with this Agreement) to the extent they were included in Interest Expense for the applicable period and to the extent expensed in the applicable period: (A) amendment fees payable in connection with Amendment No. 6, Amendment No. 7 and the Third Amendment to the Note Purchase Agreements, (B) make-whole premiums payable under the Note Purchase Agreements, and (C) interest payable under the Note Purchase Agreements with respect to the incremental increases of 100 basis points as of the Amendment No. 7 Effective Date, and the incremental increases of 50 basis points on each of June 1, 2002, September 1, 2002, December 1, 2002, March 1, 2003 and June 1, 2003 and interest payable under this Agreement with respect to the incremental increases of 20 basis points as of the Amendment No. 7 Effective Date, and the incremental increases of 50 basis points on each of June 1, 2002, September 1, 2002, December 1, 2002, March 1, 2003 and June 1, 2003; provided that in each case, the aggregate amount
                               --------
     of such professional fees, the aggregate amount of such amendment fees, the aggregate amount of such make-whole premiums and the aggregate amount of such excess interest shall not exceed the amounts set forth for each such category listed on Schedule V hereto."
                                  ----------

     9. Amendment of Section 7.6 of the Loan Agreement. Section 7.6 of the Loan
        ----------------------------------------------
Agreement is hereby amended by deleting Section 7.6 in its entirety and substituting the following new Section 7.6 in lieu thereof:

          "Section 7.6. Intercompany Receivables. Suffer or permit the aggregate
                        ------------------------
     principal amount of Total Intercompany Receivables to exceed (a) through May 14, 2002, $17,548,828 (comprised of the sum of $8,598,828 plus
                                                                   ----
     $8,950,000 of Yellow Cab Loans transferred to MFCC) at any time, and (b) on and after May 15, 2002, $8,950,000 (which shall be comprised solely of Yellow Cab Loans transferred to MFCC)."

     10. Amendment of Section 8.3 of the Loan Agreement. Section 8.3 of the Loan
         ----------------------------------------------
Agreement is hereby amended by:

     (a) deleting the figure "250" in subsection (d) thereof in its entirety and substituting in lieu thereof the figure "25%";

     (b) deleting subsection (e) thereof in its entirety and substituting in lieu thereof the following new subsection (e):

          "(e)(i) Make any Investment (including by way of the acquisition of any Person) in any Subsidiary or Affiliate, or any Person that after taking into account such Investment would become a Subsidiary or Affiliate, other than (i) Investments in the Parent with respect to the intercompany account between the Borrower and the Parent in an aggregate amount not to exceed $8,598,828 through May 15, 2002, and thereafter, not to exceed $0, and (ii) Investments existing on the Amendment No. 7 Effective Date and listed on
     Schedule III hereto. For the avoidance of doubt, the Borrower shall not make, nor shall the Borrower permit any of its Subsidiaries to make, any Investment in Media or Business Lenders, LLC following the Amendment No. 6 Effective Date.";

     (c) deleting subsection (f) thereof in its entirety and substituting in lieu thereof the following new subsection (f):

          "(f) Sell, discount or otherwise dispose of Loans or any Collateral or sell, discount or otherwise dispose of other Receivables or obligations owing to a Borrower or any of its Subsidiaries, with or without recourse, other than (i) in connection with the grant of any participation in accordance with and to the extent permitted by Section 2.14 hereof, and consistent in any event with past practices, (ii) for collection in the ordinary course of business, (iii) to the Agent for the benefit of the Banks and, with respect to the pledged shares of Media and for so long as the Collateral Agency Agreement is in effect, the Collateral Agent, for the benefit of the Banks, the Senior Noteholders and the CP Holders, (iv) with respect to the sales of Loans by the Borrower to its Affiliates made prior to the Amendment No. 6 Effective Date and described on Schedule 8.3(f)
                                                            ---------------
     hereto, (v) Commercial Loans in an aggregate principal amount not to exceed $3,000,000 to Freshstart Capital Corp. for cash in an amount equal to one hundred percent (100%) of the aggregate outstanding principal amount of such Commercial Loans plus all interest, fees or costs accrued and unpaid
                           ----
     with respect to such Commercial Loans, (vi) sales of Loans required pursuant to Section 9.13 of the Note Purchase Agreements (as such provision is in effect on the Amendment No. 7 Effective Date), and (vii) sales of Loans permitted pursuant to Section 8.6(b) hereof; provided that in each
                                                        --------
     such case, no Default or Event of Default has occurred or is continuing, or would result therefrom."

     and (d) deleting the text "Forbearance Net Finance Assets (as defined in Section 1 of Amendment No. 4)" in each of subsections (g) and (h) thereof in its entirety and substituting in lieu thereof the words "the Borrowing Base".

     11. Amendment of Section 8.5 of the Loan Agreement. Section 8.5 of the Loan
         ----------------------------------------------
Agreement is hereby amended by deleting Section 8.5 in its entirety and substituting in lieu thereof the following new Section 8.5:

          "Section 8.5. Restricted Payments. Make, or obligate itself to make,
                        -------------------
     any Restricted Payment, provided that (a) after June 30, 2002, the Borrower
                             --------
     may make the payment of the sum of (i) the minimum amount of Dividends required to be paid for such Borrower to retain its status as a regulated investment company pursuant to Section 851(a) of the Code, plus (ii) the
                                                                ----
     payment of Dividends required to be paid in order to avoid the imposition of income taxes pursuant to the Code, provided further that (x) between
                                           -------- -------
     July 1, 2002 and September 12, 2002, such payment by the Borrower does not exceed $2,000,000, and (y) after September 12, 2002, five (5) days prior to any such payment, the Borrower shall deliver a certificate demonstrating pro forma compliance after making such payment with respect to any
     --- -----
     amortization payments to be made with respect to Senior Debt for the remainder of fiscal year 2002, (b) on the Amendment No. 7 Effective Date, the Borrower may prepay principal of the Senior Note Debt in an aggregate amount not to exceed $11,086,000, and (c) on the last day of each month following the Term Out Date, the Borrower may prepay outstanding principal amounts of the Senior Note Debt in an aggregate amount not to exceed the result of 17.24% multiplied by the sum of the amount of such payment plus
                      ----------
     the aggregate amount of the Principal Payment made to the Banks on such date."

     12. Amendment of Section 8.6 of the Loan Agreement. Section 8.6 of the Loan
         ----------------------------------------------
Agreement is hereby amended by deleting Section 8.6(b) and inserting in lieu thereof the following new Section 8.6(b):

          "(b)Subject to any additional requirements under Section 8.11 hereof,
     (i) sell, discount or otherwise dispose of Loans or any Collateral, other than (A) as permitted by Sections 8.3(f)(v) and (vi), (B) the sale of Loans to an Affiliate for cash for a price not less than the sum of the outstanding principal amount thereof, plus any accrued and unpaid interest and without discount thereon, and (C) the sale of Loans to any Person who is not an Affiliate for a cash price not less than the fair market value thereof, provided such sale is an arm's length transaction made pursuant 3
              --------
     to the reasonable requirements of the Company's or such Subsidiary's business; or (ii) sell, discount or otherwise dispose of other Receivables or obligations owing to the Borrower or any of its Subsidiaries, with or without recourse, other than (A) in connection with the grant of any participation in accordance with and to the extent permitted by Section
     2.14 hereof and consistent in any event with past practices, (B) to a non-Affiliate for collection in the ordinary course of business, or (C) to the Agent for the benefit of the Banks (subject to the terms of the Intercreditor Agreement); provided further that, in each such case, (x)
                               ----------------
     immediately upon such sale or other disposition, the Borrower makes, in accordance with the provisions of Section 2.5(e)(iii) hereof, a mandatory prepayment of the outstanding Revolving Credit Loans (with the Revolving Credit Commitments being irrevocably reduced by an aggregate amount equal to the amount of such repayment) and Term Loans and the principal amounts outstanding under the Senior Notes in an amount equal to the aggregate principal amount, plus accrued interest, of the Loans so sold or otherwise disposed of, and (y) no Default or Event of Default has occurred or is continuing, or would result therefrom."

     13. Amendment of Section 8.11 of the Loan Agreement. Section 8.11 of the
         -----------------------------------------------
Loan Agreement is hereby deleted in its entirety and the following new Section
8.11 is hereby substituted in lieu thereof:

          "Section 8.11. Transactions with Affiliates. (a) Enter into, or cause,
                         ----------------------------
     suffer, or permit to exist, any transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate on fair and reasonable terms that are less favorable to the Borrower than those that would be obtainable at the time in a comparable arms-length transaction from any Person who is not an Affiliate; (b) become an Affiliated Person of any Bank or any Affiliated Person of any Bank known to the Borrower; and the Borrower shall use its best efforts to ensure that none of its Affiliated Persons is or becomes an Affiliated Person of any Bank or an Affiliated Person of any Bank known to the Borrower; (c) sell, discount or otherwise dispose of Loans or any Collateral to any Affiliate, other than any sale permitted by
     Section 8.3(f)(i) hereof; (d) sell, discount or otherwise dispose of other Receivables or obligations owing to the Borrower or any of its Subsidiaries to any Affiliate, with or without recourse, other than any transaction permitted by Section 8.3(f)(v) hereof; and (e) transfer any assets or cash to any Affiliate, excluding for purposes hereof (i) the payment to an Affiliate of such amounts as may be received on account of Loans serviced by the Borrower on such Affiliate's behalf, after deduction of management fees provided under the respective sale, transfer or participation agreement, and (ii) salary and other usual and customary intercompany charges. Notwithstanding the foregoing, the Borrower shall be permitted to transfer Yellow Cab Loans to MFCC in an aggregate outstanding principal amount not to exceed $9,000,000, provided that the Agent shall retain its
                                      --------
     security interest for the benefit of the Agent, the CP Holders and the Banks in the Yellow Cab Loans (the "Yellow Cab Transfer")."
                                         -------------------

     14. Amendment of Section 9.1 of the Loan Agreement. Section 9.1 of the Loan
         ----------------------------------------------
Agreement is hereby amended by (a) inserting the text "6.1(k)(iv), 6.14, " immediately following the text "6.13, " in 9.1(b), and (b) deleting Sections 9.1(f)(iii) and (iv) in their entirety and substituting the following new
Section 9.1(f)(iii) in lieu thereof:

     "or (iii) if Borrower shall default in the performance of or compliance with Section 10.4 (Minimum Tangible Net Worth), 10.5 (Maximum Liability Ratio),
10.6 (Minimum Net Finance Assets), 10.7 (Minimum Net Income to Interest Expense Ratio) or 10.13 (Net Finance Assets) of the Note Purchase Agreements or an "Event of Default" (as defined in the Note Purchase Agreements) shall occur and be continuing."

     15. Amendments to Exhibits and Schedules to the Loan Agreement. The
         ----------------------------------------------------------
Exhibits and Schedules to the Loan Agreement are hereby amended by deleting the current Schedule V and adding the attached new Schedule V in proper numerical
        -------- -                             -------- -
order.

     16. Waivers.
         -------

     The Borrower has reported certain violations of the Note Purchase Agreements. Subject to the terms and conditions hereof, each of the Agent and the Banks: following the effectiveness of the Senior Note Holders' amendment required by Section 19(h) hereof, hereby waives any Default or Event of Default which may have occurred or may occur under Section 9.1(f) of the Loan Agreement as a result of the defaults listed on Schedule B to the Third Amendment to the Note Purchase Agreements, provided that such defaults do not exceed the thresholds set forth on Schedule B
--------
to the Third Amendment to the Note Purchase Agreements.

     17. Consent to Financial Amendment, etc. (a) Each of the Agent and the
         -----------------------------------
Banks hereby consents to the amendment of the Financial Agreement dated as of the date hereof for purposes of Section 2 of the Collateral Agency Agreement,
Section 2 of the Intercreditor Agreement and Section 8.10 of the Loan Agreement,
(b) the Agent, in its capacity as Collateral Agent under each of the Intercreditor Agreement and the Collateral Agency Agreement, hereby consents to the amendment of the Financial Agreement dated as of the date hereof for purposes of Section 2 of the Collateral Agency Agreement, Section 2 of the Intercreditor Agreement and Section 8.10 of the Loan Agreement, and (c) each of the Agent (in its capacity as Agent under the Loan Agreement, in its capacity as Collateral Agent under the Intercreditor Agreement, and in its capacity as Collateral Agent under the Collateral Agency Agreement) and the Banks hereby consents to the amendment of the Note Purchase Agreements dated as of the date hereof for purposes of Section 2 of the Intercreditor Agreement, Section 2 of the Collateral Agency Agreement and Section 8.10 of the Loan Agreement. Each of the Agent and the Banks hereby further agrees that the provisions of Section 45(f) of Amendment No. 6 are no longer effective upon receipt of evidence satisfactory to the Agent of the effectiveness of the Senior Note Holders' waiver and consents contained in the amendment to the Note Purchase Agreements dated as of the date hereof.

     18. Representations and Warranties, Etc.
         -----------------------------------

          (a) Each of the Borrower and the Guarantor hereby represents and warrants to the Agent and the Banks as of the date hereof, and as of any date on which the conditions set forth in Section 45 below are met, as follows:

               (i) The execution and delivery by each of the Borrower and the Guarantor of this Amendment, Amendment No. 4 to the Financial Agreement and Amendment No. 3 to the Note Purchase Agreements and all other instruments and agreements required to be executed and delivered by each of the Borrower and the Guarantor in connection with the transactions contemplated hereby and thereby or referred to herein or therein (collectively, the "Amendment Documents"), and the performance
                                      --------- ---------
          by each of the Borrower and the Guarantor of any of its obligations and agreements under the Amendment Documents and the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of each of the Borrower and the Guarantor, as the case may be, have been duly authorized by all necessary proceedings on behalf of each of the Borrower and the Guarantor, as the case may be, and do not and will not contravene any provision of law or of any judgment, order or decree applicable to or binding on the Borrower or the Guarantor, or of the Borrower's or the Guarantor's charter, other incorporation or organizational papers, or by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower or the Guarantor.

               (ii) Each of the Amendment Documents and the Loan Agreement and other Loan Documents, as amended hereby, to which the Borrower or the Guarantor is a party constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

               (iii) No approval or consent of, or filing with, any Governmental Authority is required to make valid and legally binding the execution, delivery or performance by each of the Borrower and the Guarantor of the Amendment Documents or the Loan Agreement or other Loan Documents, as amended hereby, or the consummation by each of the Borrower and the Guarantor of the transactions among the parties contemplated hereby and thereby or referred to herein or therein.

               (iv) The representations and warranties contained in Article 4 of the Loan Agreement and in the other Loan Documents were true and correct at and as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct at and as of the date hereof.

               (v) Each of the Borrower and the Guarantor has performed and complied in all material respects with all terms and conditions herein and in the Loan Documents required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Event of Default or Default.

          (b) Each of the Borrower and the Guarantor acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties referred to in Section 4 of the Loan Agreement, a breach of which shall constitute an Event of Default.

     19. Effectiveness. This Amendment shall become effective as of the date
         -------------
first written above (the "Effective Date") upon the satisfaction of each of the
                          --------------
following conditions, in each case in a manner satisfactory to, and in form and substance satisfactory to, the Agent:

               (a) This Amendment shall have been duly executed and delivered by each of the Borrower, the Guarantors, the Agent and the requisite Banks and shall be in full force and effect.

               (b) The Agent shall have received from the Secretary of the Borrower and of each Guarantor a copy, certified by such Secretary to be true and complete as of such date, of the resolutions of its Board of Directors or other management authorizing, to the extent it is a party thereto, the execution, delivery and performance of the Amendment No. 6 and Amendment No. 7.

               (c) The Agent shall have received favorable legal opinions addressed to the Agent and the Banks, dated as of such date, in form and substance satisfactory to the Agent, from counsel to the Borrower and the Guarantors and Delaware counsel to the Borrower, concerning corporate or other applicable entity authority matters and the enforceability of each of the Amendment Documents, and the Loan Agreement and the other Loan Documents as amended thereby, and concerning such other matters as the Agent may request.

               (d) Bingham Dana LLP shall have received payment of all fees and expenses outstanding as of the date hereof, including, but not limited to, fees and expenses in connection with the preparation of this Amendment and ancillary documentation.

               (e) All reports, statements, schedules, certificates and other documents required to be delivered to the Agent and each Bank pursuant to Section 6.1 of the Loan Agreement, as amended by this Amendment, shall have been so delivered.

               (f) The Agent shall have received evidence of the consent of the Financial Agreement banks under the Collateral Agency Agreement to this Amendment and the transactions contemplated hereby, and of the waiver of any defaults existing immediately prior to the Effective Date under the Financial Agreement.

               (g) The Agent shall have received copies of all proposals, indication letters or commitment letters provided by potential refinancing sources for the Borrower, the Parent or MBC.

               (h) The Agent shall have received evidence of the effectiveness of an amendment to the Financial Agreement and evidence of the effectiveness of an amendment to the Note Purchase Agreements satisfactory to the Agent.

               (i) The Agent shall have received evidence of (A) the consent of the Senior Note Holders (1) under the Collateral Agency Agreement, the Intercreditor Agreement and the Note Purchase Agreements to the provisions of Amendment No. 6 and this Amendment requiring such consent and the transactions contemplated hereby, and (2) under the Collateral Agency Agreement and the Note Purchase Agreements to the provisions of Amendment No. 3 (as such term is defined in the Financial Agreement) and Amendment No. 4 (as such term is defined in the Financial Agreement) requiring such consent and the transactions contemplated thereby, and (B) the waiver of any defaults (including defaults occurring under Sections 9.5, 10.7, 10.8(e), 10.10, 10.13 and 10.14 of the Note Purchase Agreements) existing under the Note Purchase Agreements immediately prior to the date such consents and waiver are given.

               (j) The agent under the Financial Loan Agreement shall have received on or before the Amendment No. 7 Effective Date, for the benefit of the Financial Banks, the $5,000,000 payment due to the Financial Banks on April 1, 2002.

               (k) The Agent shall have received such other items, documents, agreements or actions as the Agent may reasonably request in order to effectuate the transactions contemplated hereby.

     20. Release. In order to induce the Agent and the Banks to enter into this
         -------
Amendment, the Borrower, on behalf of itself and its Subsidiaries, acknowledges and agrees that: (a) such Person does not have any claim or cause of action against the Agent, the Swing Line Bank, the Collateral Agent or any Bank (or any of its respective directors, officers, employees or agents); (b) such Person does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Agent, the Swing Line Bank, the Collateral Agent or any Bank; and (c) each of the Agent, the Swing Line Bank, the Collateral Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to such Person. The Borrower, on behalf of itself and its Subsidiaries, wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's, the Swing Line Bank's, the Collateral Agent's and the Banks' rights, interests, contracts, collateral security or remedies. Therefore, the Borrower, on behalf of itself and its Subsidiaries, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent, the Swing Line Bank, the Collateral Agent or any Bank to such Person, except the obligations to be performed by the Agent, the Swing Line Bank, the Collateral Agent or any Bank on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Person might otherwise have against the Agent, the Swing Line Bank, the Collateral Agent, any Bank or any of its directors, officers, employees or agents, in either case (x) or (y), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

     21. Miscellaneous Provisions.
         ------------------------

     (a) The Borrower hereby ratifies and confirms all of its obligations to the Agent and the Banks under the Loan Agreement and the other Loan Documents, in each case as amended hereby, including, without limitation, the Bank Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks and the Agent the Revolving Credit Loans, the Term Loans, the Swing Line Loans, reimbursement obligations and all other amounts due or to become due and payable to the Banks and the Agent under the Loan Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Loan Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references to the Loan Agreement in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

     (b) No consent or waiver herein granted shall extend to or affect any obligations not expressly herein consented to or waived or shall impair any right of the Agent or the Banks consequent thereon. No consent or waiver herein granted shall extend beyond the term expressly set forth herein for such consent or waiver, nor shall anything contained herein be deemed to imply any willingness of the Agent or the Banks to agree to, or otherwise prejudice any rights of the Agent and the Banks with respect to, any similar or dissimilar consents or waivers that may be requested for any future period.

     (c) Without limiting the expense reimbursement requirements set forth in
Section 10.6 of the Loan Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

     (d) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     (e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                      [signature pages immediately follow]

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Amendment to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                 MEDALLION FUNDING CORP.


                                 By: /s/ Alvin Murstein
                                    --------------------------------------------
                                  Name:  Alvin Murstein
                                  Title: Chief Executive Officer


                                 By: /s/ James E. Jack
                                    --------------------------------------------
                                  Name:  James E. Jack
                                  Title: Executive Vice President & Chief
                                         Financial Officer


                                 FLEET NATIONAL BANK (f/k/a Fleet Bank,
                                 National Association), as Agent, as Swing Line Lender and as one of the Banks


                                 By: /s/ Jeffrey H. Robinson
                                    --------------------------------------------
                                  Name:  Jeffrey H. Robinson
                                  Title: Senior Vice President


                                 THE BANK OF NEW YORK, as Documentation Agent and as one of the Banks


                                 By: /s/ Edward J. DeSalvio
                                    --------------------------------------------
                                  Name:  Edward J. DeSalvio
                                  Title: Vice President

                                 HARRIS TRUST AND SAVINGS BANK


                                 By: /s/ Bev Abrahams
                                     -------------------------------------------
                                     Name:  Bev Abrahams
                                     Title: Vice President


                                 BANK OF TOKYO-MITSUBISHI TRUST
                                 COMPANY


                                 By: /s/ Friedrich N. Wilms
                                     -------------------------------------------
                                     Name:  Friedrich N. Wilms
                                     Title: Vice President


                                 JPMORGAN CHASE BANK (f/k/a The Chase
                                 Manhattan Bank)


                                 By: /s/ Carol A. Kornblath
                                     -------------------------------------------
                                     Name:  Carol A. Kornblath
                                     Title:


                                 ISRAEL DISCOUNT BANK OF NEW YORK


                                 By: /s/ Robert J. Fainelli
                                     -------------------------------------------
                                     Name:  Robert J. Fainelli
                                     Title: First Vice President


                                 By: /s/ Howard Weinberg
                                     -------------------------------------------
                                     Name:  Howard Weinberg
                                     Title: Senior Vice President

                                 CITIBANK, N.A. (f/k/a European American
                                 Bank)


                                 By: /s/ Catherine Wilinski
                                    --------------------------------------------
                                  Name:  Catherine Wilinski
                                  Title: Vice President


                                 BANK LEUMI USA


                                 By: /s/ Illegible
                                    --------------------------------------------
                                  Name:
                                  Title:


                                 HSBC BANK USA


                                 By: /s/ Bruce Wicks
                                    --------------------------------------------
                                  Name:  Bruce Wicks
                                  Title: Vice President

ACKNOWLEDGED AND AGREED:
------------------------

MEDALLION TAXI MEDIA, INC.


By: /s/ Alvin Murstein
   --------------------------------------------
 Name:  Alvin Murstein
 Title: President


By: /s/ James E. Jack
   --------------------------------------------
 Name:  James E. Jack
 Title: Executive Vice President &
        Chief Financial Officer


MEDALLION FUNDING CHICAGO CORP.


By: /s/ Alvin Murstein
   --------------------------------------------
 Name:  Alvin Murstein
 Title: President


By: /s/ James E. Jack
   --------------------------------------------
 Name:  James E. Jack
 Title: Executive Vice President &
        Chief Financial Officer

          Medallion Funding Corp

          Schedule 5

          Add Ins to EBIT and Deductions from Interest Expense
          ----------------------------------------------------

-----------------------------------------------------------------------
                      Noteholders     Banks      Medallion    Combined
-----------------------------------------------------------------------
Nightingale           $  850,000                             $  850,000
-----------------------------------------------------------------------
Kaye Scholer          $  275,000                             $  275,000
-----------------------------------------------------------------------
Bingham Dana                        $  154,000               $  154,000
-----------------------------------------------------------------------
Willkie Farr                                      $531,000   $  531,000
-----------------------------------------------------------------------
Amendment Fees        $  149,712    $  296,000               $  445,712
-----------------------------------------------------------------------
Additional Interest   $  606,450    $1,786,993               $2,393,443
-----------------------------------------------------------------------
Make Whole Amount             (1)                                    (1)
-----------------------------------------------------------------------
                      $1,881,162    $2,236,993    $531,000   $4,649,155
-----------------------------------------------------------------------

          (1) Plus Make Whole amount equal to the actual amount required to be accrued in accordance with the Note Purchase Agreement.